LICENSE AGREEMENT

This Agreement is entered into as of April 21, 2008 between BioGold Fuels Corporation, a Nevada corporation (“BioGold” or “Licensee’’) and Energy Dynamics Corporation International, a Wyoming corporation (“EDCI” or “Licensor’’).

WHEREAS BioGold has licensed certain rights and technologies to certain waste processing methods, systems and techniques capable of preparing waste and other feedstock’s and organic matter in an autoclave (the “BioGold Rights”);

WHEREAS, EDCI has licensed or otherwise has acquired certain rights and technologies for an advanced commercial thermal distillation system to convert various waste materials including coal, municipal solid waste, medical waste, post-consumer plastics, tires, bio-solids and biomass to highly valuable commodities of syngas and carbon (the “EDCI Rights”);

WHEREAS EDCI desires the right to utilize the BioGold Rights, and BioGold desires the right to utilize the EDCI Rights.

WHEREFORE, the parties agree as follows:

1.  Certain Definitions.

1.1  “Disclosing Party’’ shall mean a party hereto that discloses its Proprietary Information to the other party.

1.2  “EDCI Products’’ shall include a gasification system known as the “ACTI Gasification System.”

1.3  “BioGold Products” shall mean a BioGold autoclave system.

1.4  “Proprietary Information’’ of a Disclosing Party shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: information relating to Products, the properties, composition or structure thereof or the manufacture or processing thereof or machines therefor or to the Disclosing Party’s business (including, without limitation, reagents, computer programs, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, Technology and improvements made by Licensor thereto shall be considered Proprietary Information of Licensor.

1.5  “Proprietary Rights’’ shall mean patent rights patents, patent applications, copyrights, mask work rights, trade secret rights and all other intellectual and industrial property rights of any sort.

1.6  “Receiving Party’’ shall mean a party hereto that receives Proprietary Information of the other party.

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1.7  “Technology’’ shall mean inventions (whether or not patent able), ideas, processes, formulas and know-how owned or controlled by Licensor and used by it as of the date of this Agreement, or hereafter during such portion of the term of this Agreement as Licensor is required to provide improvements of Technology to Licensee, for producing Products.

1.8  “Territory’’ shall mean the United States and various potential International projects.

2.  License Grant. Subject to all the terms and limitations of this Agreement, Licensor hereby grants Licensee a non-exclusive sub-licensable license under all applicable Proprietary Rights in the Technology. The license is limited to and may be exercised solely for the purpose of having made, using and marketing (including selling and offering to sell) the EDCI Products in the Territory. Licensee grants to Licensor a non-exclusive sub-licensable license under all applicable Proprietary Rights in the Technology.

3.  Improvements.  Any Licensor modification or improvement (including those made for Licensor by employees or contractors) to or on the Technology licensed to Licensee made before the earlier of (i) termination of this Agreement or (ii) 2 years following the date of this Agreement (except improvements created specifically for a third party) shall be included in the license without additional charge to Licensee. In addition, Licensee will promptly disclose and hereby grants back to Licensor a worldwide, royalty-free, sub licensable license to fully exploit any modifications or improvements it makes during the same period to or on Technology (the foregoing shall be deemed to include, without limitation, (A) any patent covering an invention the manufacture, use or sale of which would be covered by or within the scope of a claim of a patent licensed hereunder and (B) any patent that (alone or together with others) tends to define, describe or surround any part of the Technology or any invention claimed in a patent licensed hereunder) and Licensee shall not license to third parties the modifications or improvements derived from or based on any Licensor Proprietary Information. The parties agree to promptly disclose modifications and improvements.

4.  Marketing Efforts. Each Party will use reasonable commercial efforts to market and sell the other Party’s Products under its license.

5.  Royalties; Payments. No specific royalties shall be due under this Agreement for the grant of the License; however, the Parties hereby agree to supply the other Party’s reasonable requirements of Products for the pre-determined price.   The Parties hereby agree that each Party shall maintain the exclusive right to manufacture its Product, and the Licensee shall purchase all EDCI Products exclusively from Licensor. Licensor shall purchase all BGF Products exclusively from Licensee. All other equipment required for construction and operation of a Project utilizing the Technology may be purchased from other vendors.

6.  No Restriction on Competition; Nonsolicitation. EDCI shall not directly or indirectly participate in any business within two hundred (200) miles of a BioGold waste to energy project that utilizes the Technology. This includes, but is not limited to, licensing the Technology to a business in that location, selling an EDCI Product in that location, or participating in such a business or as a co-owner, investor, director, officer, consultant, independent contractor, employee or agent of another business. The Parties agree that (1) the non-competition clause described above is limited to an autoclave process utilizing the same principles of the BioGold Rights, which explicitly does not include paralysis and other processes, and (2) the non-competition clause described above is limited to a process utilizing the same principles of the BioGold Rights.

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7.  Confidentiality. Each party recognizes the importance to the other of the other’s Proprietary Information. In particular Licensee recognizes that the Technology and other of Licensor’s Proprietary Information (and the confidential nature thereof) are critical to the business of Licensor and that Licensor would not enter into this Agreement without assurance that such technology and information and the value thereof will be protected as provided in this Section 10 and elsewhere in this Agreement.

Accordingly, each party agrees as follows:

7.1  The Receiving Party agrees (i) to hold the Disclosing Party’s Proprietary Information in confidence as a fiduciary and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party em ploys with respect to its confidential materials), (ii) not to divulge (except pursuant to a sublicense expressly authorized in this Agreement) any such Proprietary Information or any information derived therefrom to any third person, (iii) not to make any use whatsoever at any time of such Proprietary Information except as expressly authorized in this Agreement, and (iv) not to remove or export from the United States or reexport any such Proprietary Information or any direct product thereof (e.g., Products by whomever made) except in compliance with and with all licenses and approvals required under applicable U.S. and foreign export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Any employee given access to any such Proprietary Information must have a legitimate “need to know’’ and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii) and (iii) shall not apply with respect to information the Receiving Party can document (i) is in or (through no improper action or inaction by the Receiving Party or any Affiliate, agent or employee) enters the public domain (and is readily available without substantial effort), or (ii) was rightfully in its possession or known by it prior to receipt from the Disclosing Party, or (iii) was rightfully disclosed to it by another person without restriction, or (iv) was independently developed by it by persons without access to such information and without use of any Proprietary Information of the Disclosing Party. The Receiving Party must promptly notify the Disclosing Party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by clear and convincing evidence. Each party’s obligations under this Section 10.1 (except under clause (iv) of the first sentence) shall terminate 5 years after the date of this Agreement.

7.2  Immediately upon termination of the Receiving Party’s license under Section 13, the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof.

7.3  The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party’s Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, lost profits and attorney’s fees, in connection with any breach or enforcement of the Receiving Party’s obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 10 will constitute a material breach of this Agreement.

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8.  Patent Matters.

Any improvements to Technology (whether or not patentable or copyrightable) that either party develops shall be owned solely by such party. Such party shall have the right, at its own expense and solely in its own name, to apply for, prosecute and defend its Proprietary Rights with respect thereto. Licensor’s existing relevant patents and patent applications in the Territory are listed on Exhibit C. Licensee agrees to place on all Products in a proper manner all reasonable patent and patent application markings requested by Licensor.

9.  Term and Termination.

9.1  This Agreement will remain in effect for a period of ten (10) years.

 If a party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon 30 days’ notice unless the breach is cured within the notice period.

9.2  In the event of any termination of this Agreement, the rights and licenses granted Licensee under this Agreement and Licensee’s obligation under Section 6 shall terminate and Licensor’s obligations to negotiate or provide goods, services, facilities, technology or information shall cease but all other provisions of this Agreement will continue in accordance with their terms (except that if the termination is on account of a breach by Licensor, the license granted Licensor in Section 5 shall also terminate, the license granted Licensee in Section 2 will continue for Technology licensed as of the termination date and Section 6 will continue and the Agreement will not be considered terminated for purposes of Section 8 until Licensee’s royalty obligation terminates). Any licenses surviving termination may be terminated by the granting party in the same manner as provided in Section 13.2 if the other party materially breaches a material surviving provision of this Agreement.

9.3  Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

9.4  Termination is not the sole remedy under this Agreement and, whether or not termination is effected; all other remedies will remain available.

10.  INCIDENTAL AND CONSEQUENTIAL DAMAGES. EXCEPT FOR BODILY INJURY OF A PERSON, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT EXCEPT A BREACH OF SECTION 10.

11.  LIMITATION OF OBLIGATIONS AND LIABILITY. EXCEPT FOR BODILY INJURY OF A PERSON, LICENSOR WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, TECHNOLOGY OR RIGHTS OR FOR ANY AMOUNTS AGGREGATING IN EXCESS OF AMOUNTS PAID TO IT HEREUNDER.

12.  Independent Contractors. The parties are independent contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

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13.  Assignment. The rights and obligations of the parties under this Agreement may not be assigned or transferred (and any attempt to do so will be void) except this Agreement and the rights and obligations hereunder may be assigned to an acquiror of all or substantially all the assets, business or stock of a party.

14.  Miscellaneous.

14.1  Amendment and Waiver--Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

14.2  Governing Law and Legal Actions--This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. Subject to Section 18.7 and unless otherwise elected by Licensor in writing for the particular instance (which Licensor may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of Licensor’s principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or other wise as allowed by California or federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees.

14.3  Headings--Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

14.4  Notices--Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its addresses set forth in the signature block below or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the U.S. mails.

14.5  Entire Agreement--This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

14.6  WARRANTY DISCLAIMER. EXCEPT FOR THE REPRESENTATION THAT THE LICENSOR OWNS OR OTHERWISE HAS THE RIGHT TO LICENSE THE TECHNOLOGY, LICENSOR MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

14.7  Arbitration--Except that either party may seek equitable or similar relief from a court, any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in accordance with the arbitration rules of the International Chamber of Commerce (“ICC’’), Paris, then in force by one or more arbitrators appointed in accordance with said rules; provided, however, that arbitration proceedings may not be instituted until the party alleging breach of this Agreement by the other party has given the other party not less than sixty (60) days to remedy any alleged breach and the other party has failed to do so. The appointing authority shall be the ICC Court of Arbitration. The place of arbitration shall be Los Angeles. All documents and agreements relative to any such dispute shall be read, interpreted, and construed from the English versions thereof. The award rendered shall be final and binding upon both parties. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

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14.8  Force Majeure--Neither party hereto shall be responsible for any failure to perform its obligations under this Agreement (other than obligations to pay money or obligations under Section 10 or 12) if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes that are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure.

14.9  Severability--If any provision of this Agreement is held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

14.10  Basis of Bargain--Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

LICENSEE (BioGold Fuels):
Steve Racoosin

	By:	/s/ Steve Racoosin

Address:
LICENSOR (Energy Dynamics Corporation International): Jeff Pryor

	By:	[sig]
Address:		2531 Country Club Drive Escondido, CA 92029

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